UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Prologis, Inc.
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The following provides supplemental information regarding our board’s determination of the independence of our director, Philip Hawkins:

Our board of directors determined that Philip Hawkins is an independent director in accordance with New York Stock Exchange (“NYSE”) rules and regulations. Our board comprises 12 directors, 11 of whom (92%) are independent under NYSE standards of independence.

100% of our audit committee (comprising 5 members including Mr. Hawkins) are independent under NYSE standards of independence.

In addition to meeting the NYSE bright line director independence tests (see note below), Mr. Hawkins meets the general independence criteria of applicable NYSE and Securities and Exchange Commission (“SEC”) rules and regulations. Mr. Hawkins is not, and has not been, affiliated with Prologis. Mr. Hawkins has not been involved with Prologis’ operating platform and has no relationship to our external or internal audit and accounting teams.

In August 2018, we acquired DCT Industrial Trust, Inc. (“DCT”). Although Mr. Hawkins was the CEO of DCT, the infrastructure Mr. Hawkins oversaw no longer exists. The DCT transaction was structured to acquire DCT real estate assets. The DCT operating platform, including its accounting infrastructure, was dissolved upon consummation of the acquisition. Furthermore, DCT real estate is a relatively small fraction of our assets (approximately 12.5% of our owned and managed portfolio).

Considering the above and other factors set forth by applicable NYSE and SEC rules and regulations, our board concluded that Mr. Hawkins meets the criteria to serve as an independent director on our audit committee.

Note:

The NYSE Listed Company Manual Section 303A Corporate Governance Standards Frequently Asked Questions (the “NYSE FAQ”) contains guidance specifically supporting our board’s conclusion regarding Mr. Hawkins’ independence.

Section C.3.B of the NYSE FAQ states that “For example, a director who was an employee of a company not listing equity securities on the NYSE following a merger or acquisition transaction would be independent under Section 303A.02(b) if his or her employment relationship ended prior to, or concurrent with, the transaction…While this question pertains specifically to the Section 303A.02(b)(i) bright line independence test, the NYSE has applied the same logic to other Section 303A.02(b) bright line independence tests.” Mr. Hawkins’ employment relationship with DCT ended upon our acquisition of DCT. Following such acquisition, DCT was delisted from the NYSE.